EXHIBIT 99.1






                     BIGSTRING CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007


                                BIGSTRING CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS
                                    (A DEVELOPMENT STAGE COMPANY)

                                                                        June 30, 2007  December 31, 2006
                                                                        -------------  -----------------
                                                                         (Unaudited)
                                                ASSETS

Current assets:
         Cash and cash equivalents                                       $    479,719     $    517,074
      Accounts receivable - net of allowance of $90 and $0                      1,783            1,736
      Prepaid expenses and other current assets                                 9,500            4,625
                                                                         ------------     ------------

         Total current assets                                                 491,002          523,435

Property and equipment - net                                                  188,686          214,612

Intangible assets - net                                                     2,437,845        2,979,451

Other assets                                                                  166,218            8,872
                                                                         ------------     ------------

           TOTAL ASSETS                                                  $  3,283,751     $  3,726,370
                                                                         ============     ============


                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                   $    177,828     $     83,179
      Accrued expenses                                                         15,600          125,179
      Unearned revenue                                                         14,182            4,681
                                                                         ------------     ------------

         Total current liabilities                                            207,610          213,039

Long-term liabilities:
      Long-term debt                                                          148,808               --
                                                                         ------------     ------------

           TOTAL LIABILITIES                                                  356,418          213,039

Stockholders' equity:
      Preferred stock, $.0001 par value - authorized 1,000,000 shares;
        outstanding 400,000 and 400,000 shares, respectively                       40               40
      Common stock, $.0001 par value - authorized 249,000,000 shares;
        outstanding 47,367,125 and 46,935,125 shares, respectively              4,737            4,694
      Additional paid in capital                                           11,072,799        9,980,762
      Subscription receivable                                                      --          (16,250)
      Deficit accumulated during the development stage                     (8,150,243)      (6,455,915)
                                                                         ------------     ------------

         Total stockholders' equity                                         2,927,333        3,513,331
                                                                         ------------     ------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  3,283,751     $  3,726,370
                                                                         ============     ============
                      See notes to unaudited consolidated financial statements.

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

                                            BIGSTRING CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (A DEVELOPMENT STAGE COMPANY)
                                                         (Unaudited)

                                                                                                                  Period
                                                                                                              October 8, 2003
                                                                                                                 (Date of
                                                Three Months Ended June 30,     Six Months Ended June 30,        Formation)
                                               ----------------------------    ----------------------------       Through
                                                   2007            2006            2007            2006        June 30, 2007
                                               ------------    ------------    ------------    ------------    -------------
Net sales                                      $      9,412    $      2,887    $     19,187    $      6,059    $     45,982

Costs and expenses(1):
     Cost of revenues                                25,796          50,713          69,120          73,975         362,201
     Research and development                       118,290         133,629         257,387         262,803       1,366,168
     Sales and marketing                            136,793          28,070         203,739          38,882         554,125
     General and administrative                     329,110         247,408         604,357         405,807       2,472,117
    Amortization of intangibles                     270,803         250,000         541,606         490,000       2,978,222
                                               ------------    ------------    ------------    ------------    ------------
                                                    880,792         709,820       1,676,209       1,271,467       7,732,833
                                               ------------    ------------    ------------    ------------    ------------

Loss from operations                               (871,380)       (706,933)     (1,657,022)     (1,265,408)     (7,686,851)
                                               ------------

                                                    (41,462)         10,365         (37,306)         14,853          16,608
                                               ------------    ------------    ------------    ------------    ------------

Net loss                                       $   (912,842)   $   (696,568)   $ (1,694,328)   $ (1,250,555)   $ (7,670,243)
                                               ============    ============    ============    ============    ============

Loss per common share - basic
    and diluted                                $      (0.02)   $      (0.02)   $      (0.04)   $      (0.03)
                                               ============    ============    ============    ============

Weighted average common shares
    outstanding - basic and diluted              47,334,158      51,264,630      47,198,108      52,013,219
                                               ============    ============    ============    ============

 (1)Stock-based compensation by
    function included above
     Cost of revenues                          $         --    $         --    $        903    $         --    $     29,541
     Research and development                        10,770              --          21,832              --          68,681
     Sales and marketing                             23,023              --         117,159              --         157,323
     General and administrative                     138,554          32,230         254,218          32,230         723,863
                                               ------------    ------------    ------------    ------------    ------------
      Total stock-based compensation expense   $    172,347    $     32,230    $    394,112    $     32,230    $    979,408
                                               ============    ============    ============    ============    ============

                                  See notes to unaudited consolidated financial statements.

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
                                               BIGSTRING CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                             (Unaudited)



                                                Preferred Stock          Common Stock        Additional
                                            ---------------------  ---------------------       Paid-In    Subscription   Retained
                                    Total   No. of Shares  Amount  No. of Shares   Amount      Capital     Receivable    Earnings
                                 ---------- ------------- -------- -------------  --------  ------------  -----------  ------------
------------------------------------------------------------------------------------------------------------------------------------
Balance, October 8, 2003         $        --         --   $     --           --   $     --   $        --    $     --    $        --
------------------------------------------------------------------------------------------------------------------------------------

Issuance of common stock
   (at $.0001 per share)                  --         --         --   21,210,000      2,121        (2,121)         --             --

Contribution of capital               45,000         --         --           --         --        45,000          --             --

Sale of common stock
   (at $0.25 per share)                   --         --         --       40,000          4         9,996     (10,000)            --

Net loss                             (29,567)        --         --           --         --            --          --        (29,567)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003            15,433         --         --   21,250,000      2,125        52,875     (10,000)       (29,567)
------------------------------------------------------------------------------------------------------------------------------------

Sale of common stock
   (at $0.25 per share)              227,500         --         --      870,000         87       217,413      10,000             --

Issuance of common
   stock for services
   (valued at $0.21 per share)        39,251         --         --      185,000         19        39,232          --             --

Issuance of common
   stock for acquisition
   (valued at $0.24 per share)     4,800,000         --         --   20,000,000      2,000     4,798,000          --             --

Issuance of warrants for
   services (valued at $0.07
   per share)                          3,500         --         --           --         --         3,500          --             --

Net loss                            (729,536)        --         --           --         --            --          --       (729,536)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004         4,356,148         --         --   42,305,000      4,231     5,111,020          --       (759,103)
------------------------------------------------------------------------------------------------------------------------------------

Sale of common stock
   (at $0.25 per share)              230,500         --         --      922,000         92       230,408          --             --

Exercise of warrants
   (at $0.25 per share)               11,250         --         --       45,000          4        11,246          --             --

Issuance of common
   stock for services
   (valued at $0.25 per share)        12,500         --         --       50,000          5        12,495          --             --

Sale of common
   stock (at $0.16 per share)      1,511,700         --         --    9,448,125        945     1,510,755          --             --

Issuance of warrants for
   services (valued at $0.07
   per share)                        179,200         --         --           --         --       179,200          --             --

Net loss                          (2,102,587)        --         --           --         --            --          --     (2,102,587)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005         4,198,711         --         --   52,770,125      5,277     7,055,124          --     (2,861,690)
------------------------------------------------------------------------------------------------------------------------------------

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

                                               BIGSTRING CORPORATION AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                             (Continued)

                                              Preferred Stock        Common Stock            Additional
                                          ---------------------  ---------------------         Paid-In   Subscription    Retained
                                  Total   No. of Shares  Amount  No. of Shares   Amount        Capital    Receivable     Earnings
                               ---------- ------------- -------- -------------  --------    ------------  -----------  ------------
------------------------------------------------------------------------------------------------------------------------------------
Redemption of shares from
   stockholders
   (at $0.05 per share)         (400,000)        --         --    (8,000,000)       (800)       (399,200)         --             --

Issuance of common stock
   for consulting services
   (valued at $0.82 per
   share)                             --         --         --     1,250,000         125            (125)         --             --

Stock-based compensation
   expense                       314,250         --         --            --          --         314,250          --             --

Issuance of warrants for
   consulting services
   (valued at $0.08,
   $0.18 and $0.42 per
   share)                         36,595         --         --            --          --          36,595          --             --

Issuance of common stock
   for website acquisition
   (valued at $0.80 per
   share)                        600,000         --         --       750,000          75         599,925          --             --

Sale of preferred stock
   (at $.0001 per share)       1,860,000    400,000         40            --          --       1,859,960          --             --

Dividends resulting from
   the allocation of
   proceeds for the
   beneficial conversion
   feature of the
   preferred stock                    --         --         --            --          --         480,000          --       (480,000)

Exercise of warrants (at
   $0.16, $0.20 and $0.25
   per share)                     18,000         --         --       165,000          17          34,233     (16,250)            --

Net loss                      (3,114,225)        --         --            --          --              --          --     (3,114,225)

------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2006     3,513,331    400,000         40    46,935,125       4,694       9,980,762     (16,250)    (6,455,915)
------------------------------------------------------------------------------------------------------------------------------------

Exercise of warrants (at
   $0.16, $0.20 and $0.25
   per share)                     16,250         --         --            --          --              --      16,250             --

Issuance of common stock
   for consulting services
   (valued at $0.33 and
   $0.50 per share)                   --         --         --       432,000          43             (43)         --             --

Stock-based compensation
   expense                       394,112         --         --            --          --         394,112          --             --

Allocation to warrants
   from sale of
   convertible promissory
   notes and warrants             31,320         --         --            --          --          31,320          --             --

Beneficial conversion
   feature of convertible
   promissory notes              666,648         --         --            --          --         666,648          --             --

Net loss                      (1,694,328)        --         --            --          --              --          --     (1,694,328)

------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2007       $ 2,927,333    400,000   $     40    47,367,125    $  4,737    $ 11,072,799    $     --    $(8,150,243)
------------------------------------------------------------------------------------------------------------------------------------
                                     See notes to unaudited consolidated financial statements.

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                                      BIGSTRING CORPORATION AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (A DEVELOPMENT STAGE COMPANY)
                                                   (Unaudited)
                                                                                                       Period
                                                                                                   October 8, 2003
                                                                                                      (Date of
                                                                       Six Months     Six Months      Formation)
                                                                          Ended          Ended         Through
                                                                      June 30, 2007  June 30, 2006  June 30, 2007
                                                                      -------------  -------------  -------------
Cash flows from operating activities:
    Net loss                                                           $(1,694,328)   $(1,250,555)   $(7,670,243)
Adjustments to reconcile net loss
   to net cash used in operating activities:
    Depreciation of property and equipment                                  25,926         12,062         73,603
    Amortization of intangibles                                            541,606        490,000      2,978,222
    Amortization of other assets                                            48,210             --         48,210
    Stock-based compensation                                               394,112         32,230        979,408
    Changes in operating assets and liabilities:
       (Increase) in accounts receivable, net                                  (47)        (3,157)        (1,783)
       (Increase) in prepaid expenses and other assets                      (1,843)        (3,958)       (15,340)
       Increase in accounts payable                                         94,649         70,252        177,828
       (Decrease) increase in accrued expenses and other liabilities      (101,579)         3,822         20,534
       Increase (decrease) in unearned revenue                               9,501           (375)        14,182
                                                                       -----------    -----------    -----------
    Net cash used in operating activities                                 (683,793)      (649,679)    (3,395,379)
                                                                       -----------    -----------    -----------

Cash flows from investment activities:
    Purchase of property and equipment                                          --       (164,563)      (262,290)
    Acquisitions                                                                --             --        (13,000)
                                                                       -----------    -----------    -----------
    Net cash used in investing activities                                       --       (164,563)      (275,290)
                                                                       -----------    -----------    -----------

Cash flows from financing activities:
    Proceeds from issuance of convertible notes and warrants, net          630,188             --        630,188
    Proceeds from issuance of preferred stock, net                              --      1,860,000      1,860,000
    Proceeds from exercise of common stock warrants and
       issuance of common stock                                             16,250             --      2,060,200
    Payments for redemption of common stock                                     --       (400,000)      (400,000)
                                                                       -----------    -----------    -----------
    Net cash provided by financing activities                              646,438      1,460,000      4,150,388
                                                                       -----------    -----------    -----------

Net (decrease) increase in cash                                            (37,355)       645,758        479,719

Cash - beginning of period                                                 517,074        820,857             --
                                                                       -----------    -----------    -----------

Cash - end of period                                                   $   479,719    $ 1,466,615    $   479,719
                                                                       ===========    ===========    ===========

Supplementary information:
    Details of acquisition
       Fair value of assets acquired                                   $        --    $        --    $     2,790
       Fair value of liabilities assumed                                        --             --         (5,857)
       Intangibles                                                              --        600,000      5,416,067
                                                                       -----------    -----------    -----------
       Common stock issued to effect acquisition                       $        --    $   600,000    $ 5,400,000
                                                                       ===========    ===========    ===========
       Cash paid to effect acquisition                                 $        --    $        --    $    13,000
                                                                       ===========    ===========    ===========

    Stock-based compensation:
       Common stock issued for services                                $   331,250    $    28,472    $   610,778
       Common stock options issued for services                             40,314             --        126,787
       Common stock warrants issued for services                            22,548          3,758        241,843
                                                                       -----------    -----------    -----------
                                                                       $   394,112    $    32,230    $   979,408
                                                                       ===========    ===========    ===========

                            See notes to unaudited consolidated financial statements.


                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006 AND THE PERIOD OCTOBER
--------------------------------------------------------------------------------
8, 2003 (DATE OF FORMATION) THROUGH JUNE 30, 2007
-------------------------------------------------

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
---------------------

The consolidated balance sheet as of June 30, 2007, and the consolidated statements of operations, stockholders' equity and cash flows for the periods presented herein have been prepared by BigString and are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders' equity and cash flows for all periods presented have been made. The information for the consolidated balance sheet as of December 31, 2006 was derived from audited financial statements. The results of operations for the three and six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the year ending December 31, 2007.

These Notes to Unaudited Consolidated Financial Statements should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 which was filed with the SEC on April 2, 2007.

ORGANIZATION
------------

BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. In March 2004, the BigString email service was introduced to the market.

BigString Interactive, Inc. ("BigString Interactive"), incorporated in the State of New Jersey, was formed by BigString in early 2006 to develop technology relating to interactive web portals. BigString Interactive is currently BigString's only operating subsidiary.

Email Emissary, Inc. ("Email Emissary"), incorporated in the State of Oklahoma, was acquired by BigString in July 2004; in September 2006, all of Email Emissary's assets, including its pending patent application, were transferred to BigString. Email Emissary was dissolved on May 17, 2007.

BigString is considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development Stage Companies," issued by the Financial Accounting Standards Board (the "FASB"). BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of BigString and its subsidiaries, all of which are wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, BigString evaluates its estimates. Actual results could differ from those estimates.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to prior period balances in order to conform to the current period's presentation.

CASH EQUIVALENTS
----------------

Cash equivalents include short-term investments in United States treasury bills and commercial paper with an original maturity of three months or less when purchased. At June 30, 2007 and December 31, 2006, cash equivalents approximated $473,000 and $510,000, respectively.

CERTAIN RISKS AND CONCENTRATION
-------------------------------

Financial instruments which potentially subject BigString to concentrations of credit risk consist principally of temporary cash investments. BigString places its temporary cash investments with established financial institutions.

Online service revenues consist primarily of prepaid electronic commerce and subscription fees billed and paid in advance.

Accounts receivable are typically unsecured and are primarily derived from advertising revenues earned from customers in the United States, Canada, Europe and Asia.

Advertising revenues generated through two advertising services firms accounted for 21% and 15% of our revenues for the six months ended June 30, 2007. No advertising services firm or customer generated greater than 10% of our revenues for the six months ended June 30, 2006.

REVENUE RECOGNITION
-------------------

BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations. BigString

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

recognizes  revenue in accordance  with the guidance  contained in the SEC Staff
Accounting   Bulletin  ("SAB")  No.  104,  "Revenue   Recognition  in  Financial
Statements."

BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. BigString recognizes these revenues as such because the services have been provided, the fees are fixed or determinable, and collectibility is reasonably assured. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

Consistent with the provisions of the FASB's Emerging Issues Task Force ("EITF") Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," BigString generally recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis due primarily to the following factors: BigString is the primary obligor; has general inventory risk; has latitude in establishing prices; has discretion in supplier selection; performs part of the service; and determines specifications. In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

Consistent with EITF Issue No. 01-9, "Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor's Product)," BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit or cannot reasonably estimate fair value, as a reduction of revenue rather than as an expense. Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers' ability to pay. Reserves at June 30, 2007 and December, 31 2006 were $90 and $0, respectively.

DEPRECIATION
------------

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated primarily using the straight-line method over their estimated useful lives of these assets.

STOCK-BASED COMPENSATION
------------------------

BigString has one stock-based compensation plan under which incentive and nonqualified stock options or rights to purchase stock may be granted to employees, directors and other eligible participants. Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), "Share-Based Payment." BigString adopted SFAS No. 123(R) using the modified prospective method. Under this modified prospective method, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date of SFAS No. 123(R). Additionally, compensation costs for the portion of the

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

awards outstanding as of the required effective date of SFAS No. 123(R), for which the requisite service has not been rendered, are being recognized as the requisite service is rendered after the required effective date of SFAS No.
123(R). The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123, "Accounting for Stock Based Compensation." Changes to the grant-date fair value of equity awards granted before the required effective date of SFAS No. 123(R) are precluded. The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued.

BigString issues shares of common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued. For the six months ended June 30, 2007 and 2006, BigString recorded compensation expense of $331,250 and $28,472, respectively, in connection with the issuance of these shares. For the period October 8, 2003 (Date of Formation) through June 30, 2007, BigString recorded compensation expense of $610,778 in connection with the issuance of these shares.

BigString issues stock purchase warrants to non-employees as stock-based compensation. The fair values of the stock purchase warrants are estimated on the date of grant using the Black-Scholes option-pricing model. For the six months ended June 30, 2007 and 2006, BigString did not issue stock purchase warrants for services and recorded compensation expenses of $22,548 and $3,758, respectively, associated with prior issuances of stock purchase warrants. For the period October 8, 2003 (Date of Formation) through June 30, 2007, BigString recorded compensation expense of $241,843 in connection with the issuance of stock purchase warrants for services.

BigString also issues stock options to purchase common stock to employees, directors and vendors as stock-based compensation. The fair values of the stock options are estimated on the date of grant using the Black-Scholes option-pricing model. For the six months ended June 30, 2007 and 2006, BigString recorded compensation expense of $40,314 and $0, respectively. For the period October 8, 2003 (Date of Formation) through June 30, 2007, BigString recorded compensation expense of $126,787. BigString did not grant stock options prior to 2006.

INCOME TAXES
------------

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and temporary differences of other expenditures.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

RESEARCH AND DEVELOPMENT
------------------------

BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2, "Accounting for Research and Development Costs," and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." BigString has determined that technological feasibility for its software products is reached shortly before the products are released. Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

All research and development for the six months ended June 30, 2007 and 2006 was performed internally for the benefit of BigString. BigString does not perform such activities for others.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic  earnings  (loss) per common  share is computed by dividing  net  earnings
(loss) by the weighted average number of common shares outstanding during the specified period and after preferred stock dividend requirements. Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period and after preferred stock dividend requirements. All potentially dilutive securities, which include outstanding preferred stock, warrants and options, have been excluded from the computation, as their effect is antidilutive.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at their fair value at the date of acquisition.

INTANGIBLES
-----------

In June 2001, the FASB issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually.

ACCOUNTING FOR DERIVATIVES
--------------------------

BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

For financial instruments, including cash investments, accounts payable and accrued expenses, it was assumed that the carry amount approximated fair value because of the short maturities of such instruments.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 will be effective for BigString on January 1, 2008. BigString is currently evaluating the impact of adopting SFAS No. 159 on its consolidated financial position, cash flows and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which enhances existing guidance for measuring assets and liabilities using fair value. This new statement provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. While SFAS No. 157 does not add any new fair value measurements, it does change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

BigString does not believe that the adoption of SFAS No. 157 will have a material impact on its consolidated financial position, cash flows or results of operations.

2.       GOING CONCERN

For the six months ended June 30, 2007, BigString's consolidated financial statements reflect a net loss of $1,694,328, net cash used in operations of $683,793, working capital of $283,392, a deficit accumulated during the development stage of $8,150,243 and an accumulated deficit of $7,670,243. These matters raise doubt about the ability of BigString to continue as a going concern. BigString's consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability to continue as a going concern.

The ability of BigString to continue as a going concern is dependent on BigString's ability to further implement its business plan, raise capital and generate additional revenues. BigString cannot assure that it will generate sufficient cash flow from operations or obtain additional financing.

The time required for BigString to become profitable is highly uncertain, and BigString cannot assure that it will achieve or sustain profitability or generate sufficient cash flow from operations to meet planned capital expenditures, planned marketing expenditures and working capital requirements. If required, the ability to obtain additional financing from other sources also depends on many factors beyond BigString's control, including the state of the capital markets and the prospects for BigString's business. The necessary additional financing may not be available to BigString or may be available only on terms that would result in further dilution to the current stockholders of BigString.

3.       ACQUISITIONS

On December 11, 2006, BigString completed the acquisition of the website, DailyLOL.com, pursuant to an asset purchase agreement. The cash purchase price of $13,000 has been allocated to intangible assets based on estimated fair value. The acquisition includes right, title and interest in domain names, customer and member lists and source code.

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of BigString's common stock. The market value of BigString's common stock on May 19, 2006 was $0.80 per share. In conjunction with this acquisition, BigString acquired an intangible asset for $600,000 based on estimated fair value. The acquisition included right, title and interest in domain names, customer and member lists and source code.

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

On July 16, 2004, BigString completed the acquisition of Email Emissary. BigString purchased 100% of Email Emissary's stock for 20,000,000 shares of BigString's common stock. BigString acquired Email Emissary to consolidate its marketing and development operations. The purchase price of $4,800,000 was allocated to both tangible and intangible assets and liabilities based on estimated fair values. Approximately $4,803,000 of identifiable intangible assets (patent application, trademark and websites) arose from this transaction. Such intangible assets are being amortized on a straight-line basis over the estimated economic life of five years.

This acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of Email Emissary has been included in BigString's consolidated financial statements from July 16, 2004, the date of closing.

4.       PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                              June 30, 2007   December 31, 2006
                                              -------------   -----------------

   Computer equipment and internal software   $    253,115      $    253,115
   Furniture and fixtures                            8,600             8,600
                                              ------------      ------------
                                                   261,715           261,715
   Less accumulated depreciation                    73,029            47,103
                                              ------------      ------------
                                              $    188,686      $    214,612
                                              ============      ============

Depreciation expense for the three months ended June 30, 2007 and 2006, was $12,963 and $7,305, respectively.

Depreciation expense for the six months ended June 30, 2007 and 2006, and for the period October 8, 2003 (Date of Formation) through June 30, 2007, was $25,926, $12,062 and $73,603, respectively.

5.       GOODWILL AND OTHER INTANGIBLES

Other intangibles consist of patent and trademark fees, logos, source codes and websites. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations including an independent formal appraisal. Other intangibles are being amortized over five years. Amortization expense was $270,803 and $250,000 for the three months ended June 30, 2007 and 2006, respectively. Amortization expense was $541,607, $490,000 and $2,978,222 for the six months ended June 30, 2007 and 2006, and for the period October 8, 2003 (Date of Formation) through June 30, 2007, respectively.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

Other intangible assets consist of the following:

                                           June 30, 2007     December 31, 2006
                                           -------------     -----------------
     Patent application, trademark,
        logos, websites and source codes   $   5,416,067      $   5,416,067
     Accumulated amortization                 (2,978,222)        (2,436,616)
                                           -------------      -------------
                                           $   2,437,845      $   2,979,451
                                           =============      =============

Should the patent for BigString's Universal Recallable, Erasable and Timed Delivery Email not be issued, BigString will write-off the unamortized amount of the patent intangible amount. Estimated remaining amortization expenses for intangible assets for the next five years, are as follows:

                                                 Estimated
                                                 Remaining
                  Years Ending                 Amortization
                  December 31,                   Expense
                  ------------                 ------------
                      2007                     $    541,607
                      2008                        1,083,213
                      2009                          642,933
                      2010                          122,600
                      2011                           47,492

6.       INCOME TAXES

BigString adopted the provisions of the FASB Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), on January 1, 2007. As a result of the implementation of FIN 48, BigString recognized no adjustment in the net liability for unrecognized income tax benefits.

At June 30, 2007, BigString has a net operating loss carry-forward of approximately $7.7 million, which expires in various years through 2028. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from BigString's net operating loss carry-forward, BigString has recorded a valuation allowance for the entire amount of the deferred tax asset.

7.       LONG-TERM DEBT

On May 1, 2007, BigString entered into a financing arrangement with several accredited financing parties, pursuant to which it will receive an aggregate of $1,600,000 in financing. Proceeds from the financing will be used to support ongoing operations and the advancement of BigString's technology, and fund marketing and the development of its business.

Pursuant to the Subscription Agreement entered into by BigString with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear (collectively, the "Subscribers"), the Subscribers purchased convertible promissory notes in the aggregate principal amount of $800,000, which promissory notes are convertible into shares of BigString's common stock, and warrants to purchase up to 1,777,779 shares of BigString's common stock, resulting in net proceeds of approximately $630,000 after

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

transaction fees of approximately $170,000. BigString accounted for the convertible promissory notes under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Included to, and Potentially Settled in, a Company's Own Stock." Approximately $31,300 of the proceeds was allocated to the warrants based on fair value, and included as additional paid in capital. Due to the beneficial conversion feature of the promissory notes, $666,648 was included as additional paid in capital based on the conversion discount. For the three and six months ended June 30, 2007, $37,036 and $1,740 were included in interest expense for the amortization of the beneficial conversion feature and amortization of the promissory note discount, respectively. An additional $8,000 of accrued debt expense was included in interest expense.

As provided for in the Subscription Agreement, upon the effectiveness of a registration statement with respect to the common stock issuable upon conversion of the promissory notes and exercise of the warrants, in addition to certain other customary closing conditions, the Subscribers will purchase additional convertible promissory notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,779 shares of BigString's common stock (the "Second Closing"), for a total subscription of $1,600,000.

Each promissory note has a term of three years and accrues interest at a rate of six percent annually. The holder of a convertible promissory note shall have the right from and after the issuance thereof until such time as the convertible promissory note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of common stock at a conversion price of $0.18 per share. The conversion price and number and kind of shares to be issued upon conversion of the convertible promissory note are subject to adjustment from time to time.

BigString has also agreed to pay Gem Funding LLC (the "Finder") an aggregate finder's fee equal to $128,000 and to issue warrants to the Finder to purchase an aggregate of 426,666 shares of BigString's common stock. BigString paid $64,000 and issued a warrant to purchase 213,333 shares of common stock to the Finder on May 1, 2007 and has agreed to pay an additional $64,000 and to issue a warrant to purchase an additional 213,333 shares of common stock on the date of the Second Closing. The Finder's warrants shall be similar to and carry the same rights as the warrants issuable to the Subscribers.

8.       COMMON STOCK

On July 18, 2005, BigString amended its Certificate of Incorporation to, among other things, (i) change its name from Recall Mail Corporation to BigString Corporation, and (ii) increase the number of shares BigString is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of BigString's common stock. Currently, there are 400,000 shares of preferred stock outstanding.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

In October 2003, the month of BigString's formation, BigString issued 21,210,000 shares of its common stock to principals of BigString at no cost to such principals.

During 2003, BigString concluded a private placement of securities, pursuant to which it sold 40,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $10,000 in gross proceeds as a result of this private placement.

During 2004, BigString concluded a private placement of securities, pursuant to which it sold 870,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $217,500 in gross proceeds as a result of this private placement.

During 2004, BigString issued 185,000 shares of common stock valued at $0.21 per share in consideration for consulting services provided by two marketing consultants. BigString recorded consulting expense of $39,251 in connection with the issuance of these shares.

During 2005, BigString issued 50,000 shares of common stock valued at $0.25 per share for business advisory services.

For the year ended December 31, 2005, BigString concluded several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25 and 9,448,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, BigString received $1,742,200 in gross proceeds.

On May 2, 2006, BigString issued 1,250,000 shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. The market value of BigString's common stock at May 2, 2006 was $0.82 per share.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of common stock. The market value of BigString's common stock at May 19, 2006 was $0.80 per share.

Additionally, in May 2006, BigString redeemed 2,000,000 shares of its common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former directors of BigString, and 2,000,000 shares of its common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share.

On February 26, 2007, BigString agreed to issue 140,000 shares of common stock to CEOcast, Inc. in consideration for investor relations services. The market value of BigString's common stock at February 26, 2007 was $0.50 per share.

Additionally, on February 26, 2007, BigString agreed to issue 192,000 shares of common stock to Howard Greene in consideration for public relations services provided by Greene Inc. Communications. The market value of BigString's common stock at February 26, 2007 was $0.50 per share.

On May 1, 2007, BigString issued 100,000 shares of common stock to Jonathan Bomser in consideration for online marketing services provided by CAC, Inc. The market value of BigString's common stock at May 1, 2007 was $0.33 per share.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

9.       PREFERRED STOCK

On May 19 2006, BigString issued a total of 400,000 shares of Series A Preferred Stock, par value $0.0001 per share, and warrants to purchase 1,000,000 shares of common stock to Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., for an aggregate purchase price of $2,000,000. The shares of Series A Preferred Stock are convertible under certain circumstances into shares of common stock. The warrants are convertible into shares of common stock at an exercise price per share of $1.25 (market price $0.80 per share). BigString has registered the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock and the shares of common stock underlying the warrants. In conjunction with this transaction, BigString incurred a fee of $140,000, which is included in additional paid in capital.

BigString accounted for the convertible preferred stock under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Included to, and Potentially Settled in, a Company's Own Stock." BigString performed calculations allocating the proceeds of the Series A Preferred Stock with detachable warrants to each respective security at their fair values. The value of the warrants of $400,000 was recorded as a reduction of the convertible preferred stock and credited to additional paid-in-capital. The recorded discount of $480,000 resulting from allocation of proceeds to the beneficial conversion feature is analogous to a dividend and is recognized as a return to the preferred stockholders at the date of issuance of the convertible preferred stock.

10.      SHARE-BASED COMPENSATION

On January 1, 2006, BigString adopted SFAS No. 123(R), "Share-Based Payment," requiring the recognition of compensation expense in the consolidated statements of operations related to the fair value of its employee and non-employee share-based options and warrants. SFAS No. 123(R) revises SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees." SFAS No. 123(R) is supplemented by SAB No. 107, "Share-Based Payment." SAB No. 107 expresses the SEC staff's views regarding the interaction between SFAS No. 123(R) and certain SEC positions and regulations including the valuation of share-based payment arrangements.

Warrants:

During 2004, BigString granted warrants as payment for advisory services. The warrants provided for the purchase of 60,000 shares of BigString's common stock at an exercise price of $0.25. Certain of these warrants were exercised in 2005, which resulted in 45,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString received $11,250 in gross proceeds. The remainder of these warrants was exercised in 2006, which resulted in 15,000 shares of common stock being issued to the holder thereof. As a result of this exercise, BigString recorded a subscription receivable of $3,750. In connection with the grant of these warrants, BigString recorded an expense of $3,500 which is included in the consolidated statement of operations for the year ended December 31, 2004. The fair value of

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On January 1, 2005, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provided for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.25 per share. One of the warrants was exercised in 2006, which resulted in 50,000 shares of common stock being issued to the holder thereof. As a result of this exercise, BigString recorded a subscription receivable of $12,500. In addition, the other warrant providing for the purchase of 50,000 shares of common stock expired on January 1, 2007. In connection with the grant of these warrants, BigString recorded an expense of $7,400 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On September 23, 2005, BigString granted warrants to a consultant, as payment for advisory services. One warrant provides for the purchase of 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant provides for the purchase of 1,196,838 shares of common stock with a per share exercise price of $0.20. Each of these warrants is due to expire on September 23, 2010 and the grants are non-forfeitable. A portion of each warrant, representing 50,000 shares of common stock, was assigned to a third party. The assigned portions of the warrants were exercised in 2006, which resulted in 100,000 shares of common stock being issued to the holder thereof. As a result of these exercises, BigString received $18,000 in gross proceeds. In connection with the grant of these warrants, BigString recorded an expense of $171,800 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On May 2, 2006, BigString granted warrants to purchase shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. A total of $135,300 of the deferred compensation in connection with the warrants will be expensed over a period of 36 months. For the six months ended June 30, 2007, BigString expensed $22,548 in connection with these services, and the balance of $82,687 of total unrecognized compensation cost is included within paid-in-capital on BigString's consolidated balance sheet. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.42 and $0.18 per share.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

On December 1, 2006, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.50 per share. Each of these warrants is due to expire on December 1, 2011. In connection with the grant of these warrants, BigString recorded an expense of $6,530 which is included in BigString's consolidated statements of operations for the year ended December 31, 2006. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 4.5%; and expected life of 2.6 years. The weighted average fair value of these warrants was $0.08 per share.

As discussed in Note 7, on May 1, 2007, BigString granted warrants to purchase up to 1,991,112 shares of BigString's common stock. Each of the warrants issued to the Subscribers and the Finder, respectively, have a term of five years from May 1, 2007 and was fully vested on the date of issuance. The warrants are exercisable at $0.30 per share of common stock. A total of $31,320 of the purchase price for the convertible promissory notes and warrants was allocated to the warrants based on fair value.

The number of warrants outstanding as of January 1, 2007 and changes to such number during the six months ended June 30, 2007 is presented below:

                                                                           Weighted
                                                            Weighted       Average
                                                            Average       Remaining
                                                            Exercise     Contractual      Aggregate
                                             Shares          Price           Term      Intrinsic Value
                                          ------------    ------------   ------------  ---------------
Warrants outstanding at January 1, 2007      3,943,545    $       0.52            5.2   $  1,501,939
                                          ============    ============   ============   ============

Warrants granted                             1,991,112            0.30
Warrants exercised                                  --              --
Warrants cancelled/forfeited/expired           (50,000)           0.25
                                          ------------    ------------
Warrants outstanding at June 30, 2007        5,884,657    $       0.45            4.8   $    282,223
                                          ============    ============   ============   ============

Warrants exercisable at June 30, 2007        5,884,657    $       0.45            4.8   $    282,223
                                          ============    ============   ============   ============

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the aggregate difference between the closing stock price of BigString's common stock on June 30, 2007 and the exercise price for in-the-money warrants) that would have been received by the warrant holders if all in-the-money warrants had been exercised on June 30, 2007.

No warrants were exercised during the six months ended June 30, 2007 and 2006. Cash received during the six months ended June 30, 2007 and 2006 from the exercise of warrants was $16,250 and $0, respectively. For the period October 8, 2003 (Date of Formation) through June 30, 2007,

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

a total of 210,000 shares of BigString's common stock were purchased upon the exercise of warrants.

Warrants granted in the six months ended June 30, 2007 and 2006 were 1,991,112 and 1,450,000, respectively. For the period October 8, 2003 (Date of Formation) through June 30, 2007, warrants to purchase a total of 6,144,657 shares of BigString's common stock were granted.

During the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, warrants to purchase a total of 50,000 shares of BigString's common stock expired with an aggregate intrinsic value of $26,000 at the date of expiration. No warrants were cancelled, forfeited or expired during the six months ended June 30, 2006.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

Equity Incentive Plan and Stock Options Issued to Consultant:

At the 2006 Annual Meeting of Stockholders, the BigString Corporation 2006 Equity Incentive Plan (the "Equity Incentive Plan") was approved by a majority of BigString's stockholders. Under the Equity Incentive Plan, incentive and nonqualified stock options and rights to purchase common stock may be granted to eligible participants. Options are generally priced to be at least 100% of the fair market value of BigString's common stock at the date of the grant. Options are generally granted for a term of five or ten years. Options granted under the Equity Incentive Plan generally vest between one and five years.

On July 11, 2006, BigString approved the grant of a non-qualified stock option to purchase 575,100 shares of common stock to Kieran Vogel in connection with his participation in OurPrisoner, the interactive Internet television program available through the entertainment portal being operated by BigString's wholly-owned subsidiary, BigString Interactive. As of December 16, 2006, Mr. Vogel completed his obligation in connection with his participation in the OurPrisoner program and subsequently entered into a contractual relationship with BigString. The non-qualified stock option has a term of five years from July 11, 2006 and an exercise price of $0.32 per share. For the year ended
December 31, 2006, BigString recorded a consulting expense of $47,775 in connection with the contractual relationship between Mr. Vogel and BigString.

On July 11, 2006, BigString granted incentive stock options to purchase 2,620,000 shares of common stock under its Equity Incentive Plan to certain of BigString's employees. Incentive stock options to purchase 1,450,000 shares of common stock were granted at an exercise price of $0.32 per underlying share with 25% vesting every three months for one year, and incentive stock options to purchase 1,170,000 shares of common stock were granted at an exercise price of $0.50 per underlying share with vesting over periods of three and four years. In addition, non-qualified stock options to purchase 600,000 shares of common stock were granted to two non-employee directors at an exercise price of $0.50 per underlying share with vesting over a period of three years.

On September 18, 2006, BigString granted an incentive stock option to purchase 1,800,000 shares of common stock under its Equity Incentive Plan to BigString's newly appointed Executive Vice President, Chief Financial Officer and Treasurer. When vested, 400,000 shares of common stock will be eligible for purchase at the per share price equal to $0.24; 600,000 shares of common stock will be eligible for purchase at $0.50 per share; 400,000 shares of common stock will be eligible for purchase at $.90 per share; and 400,000 shares of common stock will be eligible for purchase at $1.25 per share. The incentive stock option vests quarterly over a three year period, and the shares of common stock subject to the incentive stock option will vest in order of exercise price, with the shares with the lower exercise price vesting first.

For the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, BigString recorded stock-based compensation expense of $40,314 and $126,787, respectively. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Stock-based compensation expense was recorded net of estimated forfeitures.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

The number of stock options outstanding as of January 1, 2007 and changes to such number during the six months ended June 30, 2007 is presented below:

                                                                         Weighted
                                                          Weighted        Average
                                                           Average       Remaining       Aggregate
                                                          Exercise      Contractual      Intrinsic
                                            Shares          Price           Term           Value
                                         ------------    ------------   ------------   ------------
Options outstanding at January 1, 2007      5,595,100    $       0.50            7.8   $  1,763,195
                                         ============    ============   ============   ============

Options granted                                    --              --
Options exercised                                  --              --
Options cancelled/forfeited/expired          (245,000)           0.50
                                         ------------    ------------
Options outstanding at June 30, 2007        5,350,100    $       0.50            7.2   $     24,000
                                         ============    ============   ============   ============

Options exercisable at June 30, 2007        2,112,600    $       0.31            5.1   $     24,000
                                         ============    ============   ============   ============

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the aggregate difference between the closing stock prices of BigString's common stock on June 30, 2007 and the exercise price for in-the-money options) that would have been received by the option holders if all in-the-money options had been exercised on June 30, 2007.

No options were exercised, and no cash received from option exercises and purchases of shares for the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007.

No options were granted in the six months ended June 30, 2007. For the period October 8, 2003 (Date of Formation) through June 30, 2007, options to purchase a total of 5,595,100 shares of BigString's common stock were granted.

For the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, options to purchase a total of 245,000 shares of BigString's common stock expired with an aggregate intrinsic value of $0 at the date of expiration.

The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123(R) and SAB No. 107. Because option-pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. We have limited relevant historical information to support the expected exercise behavior because our stock has been publicly traded only since May 1, 2006.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

11.      COMMITMENTS AND CONTINGENCIES

Consulting Agreements:

On January 27, 2004, BigString entered into an agreement with Greene Inc. Communications to provide public relations services. In consideration for services performed, BigString agreed to issue to Howard Greene 140,000 shares of common stock in April, 2005 and 192,000 shares of common stock in February, 2007. Total public relation expenses, including the services of Greene Inc. Communications, were $37,449 and $6,323 for the six months ended June 30, 2007 and 2006, and $140,953 for the period October 8, 2003 (Date of Formation) through June 30, 2007, including $96,000 as share-based compensation.

On May 2, 2006, BigString signed a three-year business consultant services agreement with Lifeline Industries, Inc. In consideration for the services to be performed under the agreement, BigString issued to Lifeline Industries, Inc. (1) 1,250,000 shares of common stock, (2) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $0.48, and (3) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $1.00. BigString incurred corresponding consulting expenses of $193,381, $32,230 and $451,223 for the six months ended June 30, 2007 and 2006 and the period October 8, 2003 (Date of Formation) through June 30, 2007, respectively.

On February 26, 2007, BigString entered into a six month agreement for consulting services to be provided by CEOcast, Inc. As payment for these consulting services, BigString agreed to issue 140,000 shares of common stock to CEOcast, Inc. Total investor relations expenses, including the services of CEOcast, Inc., were $92,829 and $148,828 for the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, including $47,917 as share-based compensation.

On April 27, 2007, BigString entered into an agreement with CAC, Inc., effective May 1, 2007. The minimum term of the agreement is four months. On May 1, 2007, BigString issued 100,000 shares of common stock to Jonathan Bomser in consideration for online marketing services provided by CAC, Inc. The market value of BigString's common stock at May 1, 2007 was $0.33 per share. Total online marketing expenses, including the services of CAC, Inc., were $78,500 for the six months ended June 30, 2007 and the period October 8, 2003 (Date of Formation) through June 30, 2007, including $16,500 as share-based compensation.

Marketing Affiliate Commitments:

In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of net advertising revenues, to its marketing affiliates. As of June 30, 2007 and 2006, these commitments were not material.

Other Commitments:

In the ordinary course of business, BigString may provide indemnifications to customers, vendors, lessors, marketing affiliates, directors, officers and other parties with respect to certain matters. It is not possible to determine the aggregate maximum potential loss under these

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

indemnification agreements due to the limited history of prior indemnification claims and unique circumstances involved in each agreement. Historically, BigString has not incurred material costs as a result of obligation under these agreements and has not accrued any liabilities related to such agreements.

As of June 30, 2007, BigString did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other limited purposes. BigString is not exposed to financing, liquidity, market or credit risks that could arise under such relationships.

12.      SUBSEQUENT EVENTS

On June 15, 2007, BigString filed a registration statement on Form SB-2 (333-143793) with the SEC. BigString filed the registration statement for purposes of registering shares beneficially held by certain stockholders, including those shares beneficially held or to be beneficially held by Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear. See Note 7. On July 31, 2007, BigString amended the registration statement in response to certain SEC comments and to update the information contained therein. To date, the registration statement has not been declared effective by the SEC.